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                                                                     EXHIBIT 3.1



                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        HEFTEL BROADCASTING CORPORATION


       Heftel Broadcasting Corporation is a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. The date on which its original Certificate of Incorporation was filed with the Secretary of State of Delaware is May 14, 1992. This Restated Certificate of Incorporation, which restates and further amends the Certificate of Incorporation as heretofore amended, has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The provisions of the original Certificate of Incorporation, and any and all amendments thereto or restatements thereof, are hereby further amended and restated so as to read, in their entirety, as follows:


       1.     Name. The name of the Corporation is Heftel Broadcasting
Corporation.

       2. Registered Office. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

       3. Business. The nature of the business or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       4.     Capital Structure.

              4.1 Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of three classes of capital stock:

                     (a) 50,000,000 shares of Class A Common Stock, par value $.001 per share (the "Class A Shares");

                     (b) 50,000,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Shares" and, together with the Class A Shares, the "Common Shares"); and

                     (c) 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").



              4.2    Designations, Preferences, etc.

                     (a) Preferred Stock. The Preferred Stock may be issued in one or more series. The provisions of this Paragraph 4.2 are subject to the provisions of Paragraph 5.10 hereof. The Corporation's Board of Directors is authorized, subject to limitations prescribed by law, to
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provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock and may increase or decrease the number of shares within each such series; provided, however, that the Corporation's Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then outstanding and may not increase the number of shares within a series above the total number of authorized shares of Preferred Stock for which the powers, designations, preferences and rights have not otherwise been set forth herein. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                     (i) The number of shares constituting that series and the distinctive designation of that series;

                     (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                     (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                     (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                     (v) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                     (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; and

                     (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

                     (b) Common Shares. The designations, preferences, powers, qualifications and privileges of the Common Shares shall be as set forth in Article Five below.

       5.     Common Shares.

              5.1 Identical Rights. Except as herein otherwise expressly provided in this Article Five, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

              5.2    Dividends.

                     (a) When, as, and if dividends are declared by the Corporation's Board





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of Directors, whether payable in cash, property, securities or rights of the
Corporation or any other entity, the holders of Common Shares shall be entitled to share equally in and to receive, in accordance with the number of Common Shares held by each such holder, all such dividends, except that if dividends are payable in Common Shares, such stock dividends shall be payable at the same rate on each class of Common Shares and shall be payable only in Class A Shares to holders of Class A Shares and in Class B Shares to holders of Class B Shares.

                     (b) Dividends payable under this Paragraph 5.2 shall be paid to the holders of record of the outstanding Common Shares as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any Common Shares issued as a dividend pursuant to this Paragraph 5.2 shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of Common Shares on payment of such dividend but shall issue a whole number of shares to such holder of Common Shares rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

              5.3 Stock Splits. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined.

              5.4 Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Stock, if any, of the full amount to which they are entitled pursuant to this Second Restated Certificate of Incorporation and any resolutions that may be adopted from time to time by the Corporation's Board of Directors (for the purpose of fixing the designations, preferences, rights and restrictions of any series of Preferred Stock), the holders of Common Shares shall be entitled to share ratably in accordance with the number of Common Shares held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Shares, whether such assets are capital, surplus or earnings. For purposes of this Paragraph 5.4, neither the consolidation or merger of the Corporation with or into any other corporation or corporations pursuant to which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation as those terms are used in this Paragraph 5.4.

              5.5 Voting Rights. The holders of the Class A Shares shall vote on all matters submitted to a vote of the stockholders, with each Class A Share entitled to one vote. The holders of Class B Shares shall have no voting rights, except as provided in Paragraph 5.10 and as otherwise provided by law. The holders of Common Shares are not entitled to cumulate votes in the election of any directors.

              5.6 No Preemptive or Subscription Rights. No holder of Common Shares shall be entitled to preemptive or subscription rights.





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              5.7    Conversion Rights.

                     (a) Automatic Conversion of Class B Shares. Each Class B Share shall convert automatically into one fully paid and non-assessable Class A Share upon its sale, gift or other transfer to a person or entity other than Clear Channel Communications, Inc., a Texas corporation ("CCC") or an Affiliate of CCC (an "Event of Automatic Conversion"). For purposes of this
Article 5, an "Affiliate of CCC" shall mean (i) any corporation of which CCC is, directly or indirectly, the beneficial owner of 50% or more of the combined voting power of all classes of equity securities, (ii) any partnership, joint venture or unincorporated organization for which CCC possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through the ownership of voting securities, by contract or otherwise or (iii) any person or other entity that controls, is controlled by, or is under common control with CCC.

                     Notwithstanding anything to the contrary set forth herein, any holder of Class B Shares may pledge his Class B Shares to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee without causing an automatic conversion into Class A Shares. In the event of foreclosure or other similar action by a pledgee, such pledged Class B Shares shall be converted automatically, without any act or deed on the part of the Corporation or any other person, into Class A Shares as provided in this Paragraph 5.7, unless such foreclosure or similar action is taken by CCC or an Affiliate of CCC.

                     (b) Automatic Conversion Procedure. Promptly upon the occurrence of an Event of Automatic Conversion, the holder of Class B Shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation, or of any transfer agent for the Class A Shares, and shall give written notice to the Corporation, at such office: (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Shares as provided in Paragraph 5.7(a), (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor's intent to effect an Event of Automatic Conversion), (iii) identifying the number of Class B Shares being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for Class A Shares shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Shares shall obligate the Corporation or its transfer agent to issue and deliver at such stated address to such stated transferee a certificate or certificates for the number of Class A Shares to which such transferee is entitled, registered in the name of such transferee.

                     To the extent permitted by law, conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion occurred (such time being the "Conversion Time"). The person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares at and as of the Conversion Time, and the right of such person as a holder of Class B Shares shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by the holder to deliver the certificates or the notice required by this subparagraph (b).

                     (c) Voluntary Conversion of Class B Shares. Each Class B Share shall be convertible, at the option of its holder, into one fully paid and non-assessable Class A Share at any time.

                     (d) Voluntary Conversion Procedure for Class B Shares. At the time of





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a voluntary conversion, the holder of Class B Shares shall deliver to the office of the Corporation or any transfer agent for the Class A Shares (i) the certificate or certificates representing the Class B Shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and
(ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and addresses in which each certificate for Class A Shares is to be issued. Conversion shall be deemed to have been effected at the close of business on the date the Corporation received the Class B Shares to be converted and such notice, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of Class A Shares issuable upon such conversion at such time. The Corporation shall promptly deliver certificates evidencing the appropriate number of Class A Shares to the person set forth in the notice.

                     (e) Voluntary Conversion of Class A Shares. Each Class A Share held by CCC or any Affiliate of CCC shall be convertible, at the option of its holder, into one fully paid and non-assessable Class B Share at any time.

                     (f) Voluntary Conversion Procedure for Class A Shares. At the time of a voluntary conversion, the holder of Class A Shares shall deliver to the office of the Corporation or any transfer agent for the Class B Shares (i) the certificate or certificates representing the Class A Shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and addresses in which each certificate for Class B Shares is to be issued. Conversion shall be deemed to have been effected at the close of business on the date the Corporation received the Class A Shares to be converted and such notice, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of Class B Shares issuable upon such conversion at such time. The Corporation shall promptly deliver certificates evidencing the appropriate number of Class B Shares to the person set forth in the notice.

                     (g) Unconverted Shares. In the event of the conversion of less than all of the Class B Shares evidenced by a certificate surrendered to the Corporation in accordance with the procedures of Paragraph 5.7(b) or 5.7(d), the Corporation shall execute and deliver to, or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class B Shares not converted. In the event of the conversion of less than all of the Class A Shares evidenced by a certificate surrendered to the Corporation in accordance with the procedures of Paragraph 5.7(f), the Corporation shall execute and deliver to, or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class A Shares not converted.

                     (h) Reissue of Shares. Class B Shares that are exchanged for Class A Shares as provided herein shall continue to be authorized Class B Shares and available for reissue by the Corporation as determined by the Board of Directors. Class A Shares that are exchanged for Class B Shares as provided herein shall continue to be authorized Class A Shares and available for reissue by the Corporation as determined by the Board of Directors.

                     (i) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Shares, for the purposes of effecting conversions, such number of duly authorized Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class B Shares, for the purposes of effecting conversions, such number of duly authorized Class B Shares





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as shall from time to time be sufficient to effect the conversion of all outstanding Class A Shares. The Corporation covenants that all the Class A Shares or the Class B Shares, as the case may be, so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue.

              5.8 Consideration on Merger, Consolidation, etc. In any merger, consolidation or business combination, the consideration to be received per share by the holders of Class A Shares and Class B Shares must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Shares and the Class B Shares.

              5.9 Transfer of Class B Shares. If a holder of Class B Shares desires to transfer Class B Shares to CCC or an Affiliate of CCC, such holder shall deliver to the Secretary of the Corporation (a) the certificate or certificates representing the Class B Shares, duly endorsed in blank or accompanied by proper instruments of transfer and (b) written notice to the Corporation stating that such holder elects to transfer such shares and stating the name and addresses in which each certificate for Class B Shares is to be issued. Class B Shares shall not be transferred on the books of the Corporation until all of the conditions set forth in the foregoing clauses (a) and (b) are satisfied.

              5.10 Restrictions and Limitations. So long as CCC and any Affiliate of CCC collectively own 20% of the outstanding Class A Shares (calculated as if all Class B Shares owned, or deemed as owned, by CCC and any Affiliate of CCC had been converted to outstanding Class A Shares), the Corporation shall not, and shall not permit any subsidiary to, without the vote or written consent by the holders of a majority of the Class B Shares voting as a single class, with each Class B Share entitled to one vote:

                     (a) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation, or any merger or consolidation involving the Corporation where the stockholders of the Corporation immediately prior to such merger or consolidation do not own at least 50% of the capital stock of the surviving entity immediately thereafter, or any reclassification or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation;

                     (b) Authorize, issue, or obligate itself to issue, any shares of Preferred Stock;

                     (c) Make or permit any amendment to the Corporation's certificate of incorporation, as amended from time to time, that adversely affects the rights of the holders of Class B Shares;

                     (d) Declare or pay any non-cash dividends on or declare or make any other non-cash distribution, direct or indirect, on account of the Common Shares or set apart any amount other than cash for any such purpose; or

                     (e) Make or permit any amendment or modification to any Article of the Corporation's certificate of incorporation, as amended from time to time, concerning the Corporation's capital stock, including, but not limited to, Article Four or Article Five hereof.

       6.     Existence.  The Corporation is to have perpetual existence.





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       7.     Bylaws.  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

       8. Elections, Meetings and Books. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

       9. Amendment. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

       10. Limitation on Director Liability. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.





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       11.    Indemnification.

              11.1 General. Each person who was or is made a party to or threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation (individually, a "Proceeding") by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with the Proceeding (collectively, "Covered Expenses") and such indemnification shall continue as to the person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Paragraph 11.2, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that if required by the Delaware General Corporation Law, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

              11.2 Failure to Pay Claims. If a claim under Paragraph 11.1 is not paid in full by the Corporation within thirty (30) days after the Corporation has received a written claim, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition when the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the





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
Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

              11.3 Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article 11 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Second Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

              11.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any Covered Expenses, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

              11.5 Definition of the Corporation. As used in this Article, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

              11.6 Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to any Covered Expenses to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

       12. Participation of Non-Citizens. The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with loyal citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

              12.1 The Corporation shall not issue to "Aliens" (which term shall include (a) a person who is a citizen of a country other than the United States; (b) any entity organized under the laws of a government other than the government of the United States or any state, territory or possession of the United States; (c) a government other than the government of the United States or of any state, territory or possession of the United States; and (d) a representative of, or an individual or entity controlled by, any of the foregoing), either individually or in the aggregate, in excess of 25% of the total number of shares of capital stock of the Corporation outstanding at any time and shall seek not to permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in Aliens holding in excess of 25% of the total number of shares of capital stock of the Corporation then outstanding.

              12.2 Notwithstanding Paragraph 12.1, no Alien or Aliens shall be entitled to vote





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or direct or control the vote of more than 25% of (a) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (b) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, generally, in the election of directors.

              12.3 The Board of Directors of the Corporation shall have all powers necessary to implement the provisions of this Article 12.


       IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be executed by its President and Chief Executive Officer, L. Lowry Mays on the 14th day of February, 1997.



                                   HEFTEL BROADCASTING CORPORATION


                                   By:  /s/ L. Lowry Mays
                                       -----------------------------------------
                                   Name:  L. Lowry Mays
                                   Title: President and Chief Executive Officer





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